Exhibit 4.2


LASALLE HOTEL PROPERTIES

     101/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST ($.01 PAR VALUE PER SHARE) (LIQUIDATION PREFERENCE $25.00 PER SHARE)

A Real Estate Investment Trust
Formed Under the Laws
of the State of Maryland

THIS CERTIFICATE IS TRANSFERABLE
IN THE CITIES OF MILWAUKEE, WISCONSIN OR
NEW YORK, N.Y.

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS, CERTAIN DEFINITIONS AND OTHER INFORMATION

CUSIP 517942 20 7

THIS CERTIFIES THAT



IS THE OWNER OF

FULLY PAID AND NONASSESSABLE 101/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST $.01 PAR VALUE PER SHARE ("PREFERRED SHARES"), IN

LaSalle Hotel Properties (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER,
TREASURER AND SECRETARY

CHAIRMAN, CHIEF EXECUTIVE OFFICER
AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
U.S. BANK, N.A. MILWAUKEE, WI
TRANSFER AGENT AND REGISTRAR
BY


AUTHORIZED SIGNATURE

LASALLE HOTEL PROPERTIES

The Trust will furnish to any shareholder upon request and without charge a full statement of the information required by section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, as amended, of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the secretary of the Trust at its principal office or to the transfer agent.

The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, as amended, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of Shares) of the outstanding Common Shares of the Trust; (ii) with respect to any class or series of Preferred Shares, no Person may Beneficially Own or Constructively Own more than 9.8 percent (in value or number of Shares) of the outstanding Shares of such class or series of Preferred Shares of the Trust; (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. Unless otherwise defined herein, all capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM
TEN ENT
JT TEN

-
-
-
as tenants in common
as tenants by the entireties
as joint tenants with right
of survivorship and not as
tenants in common
UNIF GIFT MIN ACT-                     Custodian
                                                   (Cust)
(Minor)
                                 under Uniform Gifts to Minors
                                 Act
                                                             (State)
Additional abbreviations may also be used though not in the above list.

For Value received,                 hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(Please Print or Typewrite Name, Address INCLUDING POSTAL Zip Code of Assignee.)

Series A
Preferred Shares of Beneficial Interest represented by the within Certificate, and do heereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.
Dated

Signature(s) Guaranteed By:                                       (Sign here)

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.